Exhibit 10-F-18a

FIRST AMENDMENT
OF
OTTER TAIL CORPORATION
EXECUTIVE RESTORATION PLUS PLAN

WHEREAS, Otter Tail Corporation (the “Company”) maintains an unfunded deferred compensation plan (the “Plan”) for the benefit of a select group of management and highly compensated employees of the Company, which was originally effective July 1, 2012, and most recently amended and restated effective February 6, 2015, in a document entitled “OTTER TAIL CORPORATION EXECUTIVE RESTORATION PLUS PLAN” (hereinafter referred to as the “Plan Document”); and

WHEREAS, The Company has the authority to make amendments to the Plan Document;

NOW, THEREFORE, The Plan Document is hereby amended to read as follows:

1.             DEFINITION OF AFFILIATE. Effective January 1, 2018, Section 2 of the Plan Document is amended by the addition of the following new Section 2.2 and all subsequent sections (and cross references thereto) shall be renumbered accordingly:

2.2.        Affiliate. “Affiliate” means a business entity which is under “common control” with the Company or which is a member of an “affiliated service group” that includes the Company, as those terms are defined in Code sections 414(b), (c) and (m).

2.            DEFINTION OF EMPLOYER. Effective January 1, 2018, the definition of Employer in Section 2.12 (which will be renumbered as Section 2.13) of the Plan Document is amended to read in full as follows:

2.13.       Employer. “Employer” means the Company or any Affiliates that have been selected by the Board to participate in the Plan.

3.             ELIBILITY AND PARTICIPATION. Effective January 1, 2018, the first sentence of Section 3.1 of the Plan Document is amended to read in full as follows:

Any executive officer or employee of the Employer who is named by the Committee is eligible to participate in the Plan.

4.             SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Document shall continue in full force and effect.